SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement.

        On June 30, 2006 (the “Closing Date”), TrueYou.Com Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the “Purchaser”), pursuant to which (i) the Company sold to the Purchaser a Secured Term Note in the aggregate principal amount of $25,000,000 (the “Note”); and (ii) the Company issued to the Purchaser Series A Warrants (the “Series A Warrants”), Series B Warrants (the “Series B Warrants”) and Series C Warrants (the “Series C Warrants,” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase up to 37,351,824 shares, 6,839,394 shares and 6,693,875 shares, respectively (collectively, the “Warrant Shares”), of the Company’ common stock, par value $0.001 per share (the “Common Stock”).

        The following describes certain of the material terms of the financing transaction with the Purchaser. The description set forth below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

        On the Closing Date, the Company placed $21,556,000 (the “Funding Amount”) into a restricted account. The Funding Amount will be released to the Company if the following conditions (the “Funding Amount Conditions”) are satisfied by July 11, 2006:

•	The Company and the Subsidiaries deliver to the Purchaser evidence that $5,000,000 in additional junior capital has been raised.

•	The Company and the Subsidiaries deliver (or cause to be delivered) a subordination agreement(s) executed by each of the Company and any lender reasonably acceptable to the Purchaser.

•	The Purchaser receives an executed payoff letter from Technology Investments Capital Corporation, the Company’s existing senior lender, in form and substance satisfactory to the Purchaser in its sole discretion.

        On the Closing Date, the Company also placed $2,500,000 (the “Interest Amount”) in a restricted account to be utilized to prefund interest for the first year of the Note. The balance of the $25,000,000 is to be used for a closing payment of $900,000 to Laurus Capital Management, LLC, an affiliate of Laurus, Laurus’s due diligence and structuring expenses of $40,000 and escrow agent fees of $4,000.

        It is an Event of Default under the Purchase Agreement and the Related Agreements if the Funding Amount Conditions have not been met by July 11, 2006. In such event, the Funding Amount and the Interest Amount shall revert to the Purchaser, and the Purchaser reserves all rights and remedies contained in the Purchase Agreement and the Related Agreements.

        The Note matures on June 30, 2010. Interest will accrue on the unpaid principal amount of the Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal (the “Prime Rate”), plus two percent (2%) per annum (such sum being referred to as the “Contract Rate”). Interest will be (i) calculated on the basis of a 360 day year on the unpaid principal amount of the Note outstanding from time to time during the applicable period; and (ii) payable monthly, in arrears, commencing on August 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. The Contract Rate may be increased by 2% per annum in the event that sufficient shares of the Common Stock are not authorized to allow the Purchaser to exercise all of the Warrants by the nine-month anniversary of the date of the Purchase Agreement, and shall remain at such higher rate until such time as a sufficient number of such shares are authorized.

        Amortizing payments of the aggregate principal amount outstanding under the Note will be made by the Company on August 1, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Commencing on the first Amortization Date, the Company will make monthly payments to the Purchaser on each Amortization Date in an amount equal to $416,666.67 together with any accrued and unpaid interest on such portion of the outstanding principal amount plus any and all other unpaid amounts which are then owing under the Note, the Purchase Agreement and/or any other Related Agreement

        The Company may prepay the Note (“Optional Redemption”) by paying to the Purchaser a sum of money equal to (i) one hundred percent (100%) of the principal amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to Purchaser arising under the Note, the Purchase Agreement or any other Related Agreement, if such Optional Redemption occurs on or prior to September 1, 2007, and is paid with funds received from equity offerings and/or indebtedness that is junior to the Purchaser’s indebtedness; or (ii) one hundred fifteen percent (115%) of the outstanding principal amount at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Purchaser arising under the Note, the Purchase Agreement or any other Related Agreement (as defined in the Purchase Agreement) outstanding on the redemption payment date.

        The payment of all obligations of the Company under the Purchase Agreement, the Note and the Related Agreements are guaranteed by Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC, Wild Hare, LLC, DiSchino Corporation, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC (collectively, the “Guarantors” or “Subsidiaries”), pursuant to a Subsidiary Guaranty dated June 30, 2006, and are secured by all of the assets of the Company and the Guarantors pursuant to a Master Security Agreement and an Intellectual Property Security Agreement each dated June 30, 2006. In addition, the Company and certain of its subsidiaries pledged their respective ownership interests in their Subsidiaries pursuant to a Stock Pledge Agreement. If an Event of Default occurs under the Purchase Agreement, the Note or any other Related Agreement, the Purchaser has the right to accelerate payments under the Note and, in addition to any other remedies available to it, to foreclose upon the assets securing such obligations.

        In connection with the issuance of the Warrants, the Company entered into a Registration Rights Agreement dated June 30, 2006 with the Purchaser, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Warrant Shares, within 120 days following June 30, 2006 and to cause the registration statement to become effective within 270 days following June 30, 2006 (the “Effectiveness Date”).

        The Warrants issued to the Purchaser have a 10-year term and an exercise price equal to $.001 per share (the “Exercise Price”) and cannot be exercised prior to the fourteen month anniversary of June 30, 2006. The Warrants also provide that if a registration statement is not effective for the resale of the Warrant Shares after the Effectiveness Date and the fair market value of one share of Common Stock is greater than the Exercise Price the Purchaser may choose to exercise the warrant on a cashless exercise basis resulting in an issuance of net shares with no cash payment.

        The Company has agreed to use its best efforts to cause its certificate of incorporation to be amended to increase the number of authorized shares of Common Stock to such number as shall be sufficient to permit the exercise in full of the Warrants (such amount, the “Share Amount”). If the Purchaser notifies the Company at any time prior to the effective date of such amendment that it desires to exercise the Warrants prior to such effective date, the Company will promptly issue to the Purchaser, in exchange for the Warrants, substitute warrants exercisable to purchase that number of shares of its Series B Convertible Preferred Stock that are, upon authorization of the Share Amount, immediately convertible into the number of shares of Common Stock that would then have been issuable upon exercise of the Warrants in full if the certificate of incorporation of the Company had then provided for sufficient authorized shares of Common Stock to satisfy such exercise, and otherwise containing substantially the same terms and provisions as the Warrants. In the event that effective date of the amendment authorizing the Share Amount does not occur by the nine-month anniversary of the date of the Purchase Agreement, the Contract Rate of the Note may be increased by 2% per annum and shall remain at such higher rate until such time as the Share Amount is authorized.

        If, prior to the to the fourteenth month anniversary of June 30, 2006, (i) the Company’s obligations to the Purchaser under the Note have been reduced to $12,500,000 or less, then the Series B Warrant (6,839,394 shares) will automatically be cancelled and terminated; and (ii) the Company’s obligations to the Purchaser under the Note have been reduced to zero, then the Series C Warrant (6,693,875 shares) will automatically be cancelled and terminated.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance  Sheet Arrangement of a Registrant.

        Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Note and the Warrants to the Purchaser.

Item 3.02.   Unregistered Sales of Equity Securities.

        Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the issuance of the Warrants and their associated excersisability features. The Note and the Warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by the Company in connection with such sale and the Purchaser represented to the Company that it is an “accredited investor,” as defined in the Act.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

10.1	Securities Purchase Agreement dated as of June 30, 2006, by and between TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.2	Secured Term Note dated as of June 30, 2006, between TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.3	Funds Escrow Agreement dated as of June 30, 2006, among TrueYou.Com Inc., Loeb & Loeb LLP and Laurus Master Fund, Ltd.

10.4	Letter Agreement dated June 30, 2006, between TrueYou.Com Inc. and Loeb & Loeb LLP regarding the disbursement of the escrowed funds.

10.5	Restricted Account Agreement dated as of June 30, 2006, among North Fork Bank, TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.6	Post-Closing Letter Agreement dated June 30, 2006, among Laurus Master Fund, Ltd., TrueYou.Com Inc., Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Klinger Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC, Wild Hare, LLC, Dischino Corporation, Anushka PGA Aquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC and Wild Hare Acquisition Sub, LLC in connection with the restricted account.

10.7	Letter Agreement dated June 30, 2006, between Laurus Master Fund, Ltd. and TrueYou.Com Inc. in connection with the restricted account.

10.8	TrueYou.Com Inc. and Certain of its Subsidiaries Master Security Agreement dated June 30, 2006 in favor of Laurus Master Fund, Ltd.

10.9	Stock Pledge Agreement dated as of June 30, 2006, among Laurus Master Fund, Ltd., TrueYou.Com Inc., Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC and Wild Hare, LLC.

10.10	Intellectual Property Security Agreement dated as of June 30, 2006, by TrueYou.Com Inc., Klinger Advanced Aesthetics, Inc., Klinger Advanced Aesthetics, Inc., Klinger Advanced Aesthetics, LLC and Advanced Aesthetics, LLC, in favor of Laurus Master Fund, Ltd.

10.11	Subsidiary Guarantee dated June 30, 2006, by Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Klinger Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC, Wild Hare, LLC, Dischino Corporation, Anushka PGA Aquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC and Wild Hare Acquisition Sub, LLC in favor of Laurus Master Fund, Ltd.

10.12	Form of Payoff Letter among Technology Investment Capital Corp., TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.13	Registration Rights Agreement dated as of June 30, 2006, by and between TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.14	Form of Common Stock Purchase Warrant issued by TrueYou.Com Inc. to Laurus Master Fund, Ltd.

10.15	Form of Common Stock Purchase Warrant issued by TrueYou.Com Inc. to Laurus Master Fund, Ltd.

10.16	Form of Common Stock Purchase Warrant issued by TrueYou.Com Inc. to Laurus Master Fund, Ltd.

10.17	Letter Agreement dated June 30, 2006, between TrueYou.Com Inc. and Laurus Master Fund Ltd in connection with the Warrants.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2006

TRUEYOU.COM INC. By /s/ Matthew Burris Name: Matthew Burris Title: Chief Financial Officer and Chief Operating Officer